UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16262 West Bernardo Drive
San Diego, California 92127

(Address of Principal Executive Offices)

____________________

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 18, 2018, LRAD Corporation, a Delaware corporation (the "Company" or "LRAD") completed its previously announced acquisition (the "Acquisition") of Genasys Holding, S.L. and its subsidiaries ("Genasys") pursuant to a Purchase Agreement (as amended, the "Purchase Agreement"), dated January 18, 2018. On January 22, 2018, LRAD Corporation filed a Current Report on Form 8-K (the "Original Filing") to report LRAD's acquisition of Genasys. This Form 8-K/A is being filed to amend the Original Filing to provide the required financial statements and pro forma financial information described below.

Item 9.01            Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited consolidated financial statements of Genasys Holding, S.L. and Subsidiaries as of December 31, 2017 and 2016 and January 1, 2016 and for each of the two years ended December 31, 2017, and the related notes thereto and the Independent Auditor’s Report.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of LRAD Corporation (the “Company”) for the year ended September 30, 2017 and the three months ended December 31, 2017, giving effect to the acquisition by the Company of Genasys Holding, S.L. and Subsidiaries, are filed as Exhibit 99.2.

(c)	Exhibits.

23.1	Consent of BDO Auditores, S.L.P., independent accountants

99.1

Audited consolidated financial statements of Genasys Holding, S.L. as of December 31, 2017 and 2016 and January 1, 2016 and for each of the two years ended December 31, 2017, as well as the accompanying notes thereto and the Independent Auditor’s Report.

99.2

Unaudited pro forma condensed combined financial information of the Company as of and for the three months ended December 31, 2017 and for the year ended September 30, 2017, giving effect to the acquisition of Genasys Holding S.L. and Subsidiaries by LRAD Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2019

LRAD Corporation

By:	/s/ Dennis D. Klahn
Dennis D. Klahn Chief Financial Officer